EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports Strong Second Quarter Results

SAN DIEGO, July 27, 2016 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the second quarter ended June 30, 2016.

HIGHLIGHTS

▪      Net income of $8.6 million, or $0.08 per diluted share
▪      17.4% increase in FFO(1) per diluted share to $0.27 (2Q’16 vs. 2Q’15)
▪      $181.8 million of grocery-anchored shopping centers acquired during 2Q’16
▪      $289.4 million of grocery-anchored acquisitions committed year-to-date
▪      97.2% portfolio leased rate at June 30, 2016
▪      4.9% increase in same-center cash net operating income (2Q’16 vs. 2Q’15)
▪      6.3% increase in same-center cash net operating income (1st 6 months)
▪      24.7% increase in same-space comparative cash rents on new leases
▪      15.9% increase in cash rents on renewed leases
▪      $224.2 million of common equity raised year-to-date
▪      $200 million of senior unsecured notes private placement committed (3.95%, 2026 maturity)
▪      32.8% debt-to-total market capitalization ratio at June 30, 2016
▪      4.1x interest coverage for 2Q’16
▪      Quarterly cash dividend of $0.18 per share declared
         __________________________
(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “2016 is shaping up thus far to be an outstanding year for the company.  We are fully on track to achieve and possibly exceed our key growth and operating objectives for the year.  We are already approaching $300 million in grocery-anchored shopping center acquisitions, enhancing our strong presence across our core metropolitan markets.  Additionally, we continue to maintain our portfolio above 97% leased, and we continue to achieve solid growth in our same-center and same-space comparative numbers.”  Tanz further stated, “While steadily growing our portfolio, we are at the same time enhancing our financial strength and flexibility.  Thus far we have secured over $400 million of equity and debt capital, which we have lined up through a variety of sources, efficiently and seamlessly funding our growth, while also enhancing our conservative financial metrics.”

FINANCIAL SUMMARY

For the three months ended June 30, 2016, GAAP net income applicable to common shareholders was $8.6 million, or $0.08 per diluted share, as compared to GAAP net income of $5.4 million, or $0.05 per diluted share for the three months ended June 30, 2015.  FFO for the second quarter of 2016 was $30.5 million, or $0.27 per diluted share, as compared to $22.3 million in FFO, or $0.23 per diluted share for the second quarter of 2015, representing a 17.4% increase on a per diluted share basis. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At June 30, 2016, ROIC had a total market capitalization of approximately $3.7 billion with approximately $1.2 billion of principal debt outstanding, equating to a 32.8% debt-to-total market capitalization ratio.  ROIC’s debt outstanding was comprised of $72.0 million of mortgage debt and approximately $1.1 billion of unsecured debt, with $333.5 million outstanding on its unsecured revolving credit facility at June 30, 2016.  Subsequent to the second quarter, ROIC completed an underwritten public offering (see below), utilizing the net proceeds to reduce borrowings outstanding on its unsecured revolving credit facility.  Accordingly, ROIC currently has $190.5 million outstanding on its unsecured revolving credit facility.

For the second quarter of 2016, ROIC’s interest coverage was 4.1 times and 94.3% of its portfolio was unencumbered (based on gross leasable area) at June 30, 2016.

ACQUISITION SUMMARY

Year-to-date, ROIC has committed a total of $289.4 million in grocery-anchored shopping center acquisitions.  During the first quarter of 2016, ROIC acquired a two-property portfolio for $63.3 million.  During the second quarter, ROIC acquired the following two grocery-anchored shopping centers, in separate transactions, totaling $181.8 million.

Bouquet Center

In April 2016, ROIC acquired Bouquet Center for $59.0 million.  The shopping center is approximately 149,000 square feet and is anchored by Safeway (Vons) Supermarket, CVS Pharmacy and Ross Dress For Less.  The property is located in Santa Clarita, California, within the Los Angeles metropolitan area, and is currently 96.0% leased.

North Ranch Shopping Center

In June 2016, ROIC acquired North Ranch Shopping Center for $122.8 million.  The shopping center is approximately 147,000 square feet and is anchored by Kroger (Ralph’s) Supermarket, Trade Joe’s and Rite Aid Pharmacy.  The property is located in Westlake Village, California, within the Los Angeles metropolitan area, and is currently 98.7% leased.

Subsequent to the second quarter, ROIC acquired the following grocery-anchored shopping center.

Monterey Center

In July 2016, ROIC acquired Monterey Center for $12.1 million.  The shopping center is approximately 26,000 square feet and is anchored by Trader Joe’s and Pharmaca Pharmacy.  The property is located in downtown Monterey, California and is currently 100% leased.

In addition, ROIC currently has a binding contract to acquire the following grocery-anchored shopping center.

Bridle Trails Shopping Center

ROIC has a binding contract to acquire Bridle Trails Shopping Center for $32.2 million.  The shopping center is approximately 106,000 square feet and is anchored by Red Apple (Unified) Supermarket and Bartell Drugs, a Seattle-based regional pharmacy.  The property is located in Kirkland, Washington, within the Seattle metropolitan area, and is currently 100% leased.

PROPERTY OPERATIONS SUMMARY

At June 30, 2016, ROIC’s portfolio was 97.2% leased.  For the second quarter of 2016, same-center net operating income (NOI) was $32.2 million, as compared to $30.7 million in same-center NOI for the second quarter of 2015, representing a 4.9% increase.  The second quarter comparative same-center NOI includes all of the properties owned by ROIC as of April 1, 2015, totaling 64 shopping centers. For the first six months of 2016, same-center NOI was $62.3 million, as compared to $58.6 million in same-center NOI for the first six months of 2015, representing a 6.3% increase.  The first six months comparative same-center NOI includes all of the properties owned by ROIC as of January 1, 2015, totaling 61 shopping centers.  ROIC reports same-center NOI on a cash basis.  A reconciliation of GAAP operating income to same-center NOI is provided at the end of this press release.

During the second quarter of 2016, ROIC executed 83 leases, totaling 151,062 square feet, achieving an 18.9% increase in same-space comparative base rent, including 46 new leases, totaling 76,006 square feet, achieving a 24.7% increase in same-space comparative base rent, and 37 renewed leases, totaling 75,056 square feet, achieving a 15.9% increase in base rent.  ROIC reports same-space comparative base rent on a cash basis.

CAPITAL MARKETS SUMMARY

Year-to-date, ROIC has raised a total of approximately $224.2 million in common equity.  In March 2016, ROIC issued $46.1 million of ROIC common equity in the form of operating partnership units in connection with a shopping center acquisitions.  Additionally, thus far in 2016 ROIC has issued approximately 2.2 million shares of common stock through its ATM program, raising approximately $45.0 million in net proceeds.  Furthermore, in July 2016, ROIC issued approximately 6.6 million shares of common stock through an underwritten public offering, raising approximately $133.1 million in net proceeds. ROIC utilized the net proceeds to reduce borrowings outstanding on its unsecured revolving credit facility.

On July 26, 2016, ROIC entered into an agreement to sell $200 million principal amount of 3.95% senior unsecured notes due 2026 in a direct private placement.  ROIC expects to close the transaction in September 2016 and intends to utilize the proceeds to reduce borrowings outstanding on its unsecured revolving credit facility, fund shopping center acquisitions and for general corporate purposes.

CASH DIVIDEND

On June 29, 2016, ROIC distributed to stockholders an $0.18 per share cash dividend.  On July 27, 2016, ROIC’s board of directors declared a cash dividend of $0.18 per share, payable on September 29, 2016 to stockholders of record on September 15, 2016.

2016 FFO GUIDANCE

ROIC currently estimates that FFO for the full year 2016 will be within the range of $1.03 to $1.07 per diluted share, and net income to be within the range of $0.38 to $0.39 per diluted share.  The following table provides a reconciliation of GAAP net income to FFO.

	For the year ending December 31, 2016
	Low End	High End

GAAP net income applicable to common stockholders	$43,661	$45,357
Plus:
Depreciation & Amortization	$76,128	$79,084
Funds From Operations (FFO) applicable to common stockholders	$119,789	$124,441

Diluted Shares	116,300	116,300

Earnings per share (diluted)	$0.38	$0.39

FFO per share (diluted)	$1.03	$1.07

ROIC’s estimates are based on numerous underlying assumptions.  ROIC’s management will discuss the company’s guidance and underlying assumptions on its July 28, 2016 conference call.  ROIC’s guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on Thursday, July 28, 2016 at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 9535671. A live webcast will also be available in listen-only mode at http://www.roireit.net/.  The conference call will be recorded and available for replay beginning at 2:00 p.m. Eastern Time on July 28, 2016 and will be available until 11:59 p.m. Eastern Time on August 4, 2016. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 9535671. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast.  As of June 30, 2016, ROIC owned 77 shopping centers encompassing approximately 9.1 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast.  ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's.  Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements.   Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands)

	June 30, 2016	December 31, 2015
ASSETS
Real Estate Investments:
Land	$730,661	$669,307
Building and improvements	1,835,071	1,627,310
	2,565,732	2,296,617
Less: accumulated depreciation	162,411	134,311
Real Estate Investments, net	2,403,321	2,162,306
Cash and cash equivalents	17,535	8,844
Restricted cash	121	227
Tenant and other receivables, net	30,480	28,652
Deposits	2,000	500
Acquired lease intangible assets, net of accumulated amortization	77,017	66,942
Prepaid expenses	943	1,953
Deferred charges, net of accumulated amortization	33,747	30,129
Other	1,778	1,895
Total assets	$2,566,942	$2,301,448

LIABILITIES AND EQUITY
Liabilities:
Term loan	$298,996	$298,802
Credit facility	330,591	132,028
Senior Notes Due 2024	245,092	244,833
Senior Notes Due 2023	244,736	244,426
Mortgage notes payable	71,961	62,156
Acquired lease intangible liabilities, net of accumulated amortization	142,815	124,861
Accounts payable and accrued expenses	15,479	13,205
Tenants' security deposits	5,709	5,085
Other liabilities	14,541	11,036
Total liabilities	1,369,920	1,136,432
	—	—
Commitments and contingencies

Redeemable OP Units		33,674

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; and 101,979,470 and 99,531,034 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	10	10
Additional paid-in-capital	1,218,721	1,166,395
Dividends in excess of earnings	(143,563)	(122,991)
Accumulated other comprehensive loss	(6,328)	(6,743)
Total Retail Opportunity Investments Corp. stockholders' equity	1,068,840	1,036,671
Non-controlling interests	128,182	94,671
Total equity	1,197,022	1,131,342
Total liabilities and equity	$2,566,942	$2,301,448

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
 (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Base rents	$45,652	$36,028	$89,500	$71,230
Recoveries from tenants	12,511	9,841	24,371	19,530
Other income	508	346	894	577
Total revenues	58,671	46,215	114,765	91,337

Operating expenses
Property operating	8,210	6,854	15,708	13,779
Property taxes	6,053	4,686	11,708	9,418
Depreciation and amortization	21,821	16,874	42,754	34,508
General and administrative expenses	3,516	3,654	6,835	6,295
Acquisition transaction costs	298	245	434	416
Other expenses	217	104	371	253
Total operating expenses	40,115	32,417	77,810	64,669

Operating income	18,556	13,798	36,955	26,668
Non-operating expenses
Interest expense and other finance expenses	(9,918)	(8,387)	(19,392)	(16,881)
Net income	8,638	5,411	17,563	9,787
Net income attributable to non-controlling interest	(934)	(210)	(1,832)	(386)
Net Income Attributable to Retail Opportunity Investments Corp.	$7,704	$5,201	$15,731	$9,401

Net income per share - basic and diluted:	$0.08	$0.05	$0.16	$0.10

Dividends per common share	$0.18	$0.17	$0.36	$0.34

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income attributable to ROIC	$7,704	$5,201	$15,731	$9,401
Plus: Depreciation and amortization	21,821	16,874	42,754	34,508
Funds from operations - basic	29,525	22,075	58,485	43,909
Net income attributable to non-controlling interests	934	210	1,832	386
Funds from operations - diluted	$30,459	$22,285	$60,317	$44,295

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended				Six Months Ended
	6/30/16	6/30/15	$ Change	% Change	6/30/16	6/30/15	$ Change	% Change

Number of shopping centers included in same-center analysis	64	64			61	61
Same-center occupancy	97.1%	97.3%		(0.2%)	97.1%	97.2%		(0.1%)

Revenues:
Base rents	$33,534	$32,127	$1,407	4.4%	$64,146	$61,078	$3,068	5.0%
Percentage rent	154	69	85	123.2%	320	169	151	89.3%
Recoveries from tenants	10,595	9,891	704	7.1%	20,378	18,922	1,456	7.7%
Other property income	513	356	157	44.1%	657	548	109	19.9%
Total Revenues	44,796	42,443	2,353	5.5%	85,501	80,717	4,784	5.9%

Operating Expenses
Property operating expenses	$6,953	$6,679	$274	4.1%	$13,073	$12,477	$596	4.8%
Bad debt expense	753	333	420	126.1%	799	644	155	24.1%
Property taxes	4,842	4,682	160	3.4%	9,298	8,984	314	3.5%
Total Operating Expenses	12,548	11,694	854	7.3%	23,170	22,105	1,065	4.8%
Same Center Cash Net Operating Income	$32,248	$30,749	$1,499	4.9%	$62,331	$58,612	$3,719	6.3%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Same-center cash NOI	$32,248	$30,749	$62,331	$58,612
Adjustments
Depreciation and amortization	(21,821)	(16,874)	(42,754)	(34,508)
General and administrative expenses	(3,516)	(3,654)	(6,835)	(6,295)
Acquisition transaction costs	(298)	(245)	(434)	(416)
Other expense	(217)	(104)	(371)	(253)
Property revenues and expenses (1)	5,627	3,735	10,710	6,923
Non same-center cash NOI	6,533	191	14,308	2,605
GAAP operating income	$18,556	$13,798	$36,955	$26,668

1. Includes straight-line rents, amortization of above and below-market lease intangibles, anchor lease termination fees, net of contractual amounts, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES

Funds from operations (“FFO”), is a widelyrecognized nonGAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance.  FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP.  The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties.  The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties.  The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs.  Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP.  The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments.  Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions.  Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-255-4913
arubino@roireit.net